EXHIBIT 23.2

                        CONSENT OF PANNELL KERR FORSTER,
                          CERTIFIED PUBLIC ACCOUNTANTS
                           A PROFESSIONAL CORPORATION




We hereby consent to the incorporation by reference in the Registration Statement of Form S-3 of our report dated June 12, 2000, on our audits of the consolidated financial statements of Aura Systems, Inc. as of February 29, 2000, and for each of the two years then ended. We also hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement and Prospectus.





Pannell Kerr Forster
Certified Public Accountants
A Professional Corporation


Los Angeles, California
August 3, 2001